Filed Pursuant to Rule 424(b)(5) Registration No. 333-271226

The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated April 21, 2023)

SUBJECT TO COMPLETION, DATED JANUARY 27, 2025

Common Shares

Underwriter Warrants to Purchase up to               Common Shares

A2Z CUST2MATE SOLUTIONS CORP.

We are offering           of our common shares, no par value per share, pursuant to this prospectus supplement and the accompanying prospectus. The public offering price for each common share is $        .

Our common shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AZ”. The last closing price of our common shares on January 24, 2025, as reported by Nasdaq, was $6.52 per share.

Unless otherwise noted and other than in our historical financial statements for the periods ending September 30, 2024 and earlier, and the notes thereto incorporated by reference herein, the share and per share information in this prospectus supplement reflects the 1-for-2.5 reverse share split (“Reverse Share Split”) of our outstanding common shares. The Reverse Share Split became effective on October 8, 2024.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE OR CANADIAN SECURITIES REGULATOR OR STOCK EXCHANGE HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The securities offered hereby have not been qualified for distribution by this prospectus supplement under the securities laws of any province or territory of Canada and are not being offered in Canada or to any resident of Canada.

	Per Common Share	Total
Public offering price	$	$
Underwriting discount and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1) In addition, we have agreed to (i) pay for certain expenses of the underwriters and (ii) issue the underwriters or their respective designees at the closing of this offering warrants to purchase up to          common shares, equal to 7% of the aggregate number of common shares sold in this offering (the “Underwriter Warrants”). See “Underwriting” beginning on page S-17 of this prospectus supplement for additional information regarding underwriting discounts, commissions and estimated expenses.

We are offering to sell directly to investors in a concurrent registered direct offering,            common shares at an offering price of $           per share, equal to the public offering price of this offering. We refer to this transaction as the concurrent registered direct offering. The closing of the concurrent registered direct offering and the closing of this offering are not contingent upon each other. See “Underwriting” for more information. The underwriter will not receive any compensation for common shares sold in the concurrent registered direct offering.

The underwriter expects to deliver the shares, against payment, on or about January        , 2025.

Sole Bookrunner

Titan Partners Group

a division of American Capital Partners

The date of this prospectus supplement is           , 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

General

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed on Form F-3 (File No. 333-271226) with the SEC utilizing a “shelf” registration process (the “Registration Statement”).

Each time we conduct an offering to sell securities under the accompanying prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the number of securities being offered, and the plan of distribution or underwriting details, as applicable. The Registration Statement was filed with the SEC on April 12, 2023, and was declared effective by the SEC on April 21, 2023. The Registration Statement is effective as of the date of this prospectus supplement. This prospectus supplement describes the specific details regarding this offering and may add, update, or change information contained in the accompanying prospectus. The accompanying prospectus provides general information about us and our securities, some of which, such as portions of the section entitled “Plan of Distribution,” may not apply to this offering.

We have not and the underwriters have not authorized anyone to provide you with any information or to make any representations other than those included or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our securities in Canada or to any resident of Canada or any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities and adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering, include all material information relating to this offering. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation of Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

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This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Interpretation

Unless the context otherwise indicates, the terms “us,” “we,” “our,” “A2Z” and the “Company” refer to A2Z Cust2Mate Solutions Corp. (formerly A2Z Smart Technologies Corp.) and our subsidiaries. Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus supplement and the accompanying prospectus are references to United States dollars. References to “$”, “US$” or “USD” are to United States dollars and references to “CAD$” are to Canadian dollars.

Presentation of Financial Information

Our financial statements incorporated by reference in this prospectus supplement are presented in United States dollars and have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, which we refer to as IFRS. Certain calculations included in tables and other figures in this prospectus supplement have been rounded for clarity of presentation.

The financial statements incorporated by reference were prepared assuming that we will continue as a going concern. We have has incurred recurring losses and negative cash flows from operating activities since inception, such that as of September 30, 2024, we had accumulated losses of $89 million and a net loss in the amount of $7.1 million for the nine months ended September 30, 2024. As of the date of the issuance of this prospectus supplement, we have not yet commenced generating sufficient revenues to fund our operations, and therefore depend on fundraising from new and existing investors to finance our activities.

Considering the above, our dependency on external funding for its operations raises a substantial doubt about our ability to continue as a going concern. The condensed interim financial statements for the nine months ended September 30, 2024 do not include any adjustments that might result from the outcome of these uncertainties.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus supplement and in the accompanying prospectus constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (“Exchange Act”). These statements relate to future events concerning our business and to our potential revenues, operating results, and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “could”, “would”, “should”, “expect”, “plan”, “anticipate”, “intend”, “believe”, “estimate”, “forecast”, “predict”, “propose”, “potential”, or “continue” or the negative of those terms or other comparable terminology.

Any forward-looking statements contained in this prospectus supplement or the accompanying prospectus are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our potential revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus supplement. You should read these factors and the other cautionary statements made in this prospectus supplement and in the documents we incorporate by reference into this prospectus supplement as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement or the documents we incorporate by reference into this prospectus supplement. Our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information included under the heading “Risk Factors” in this prospectus supplement beginning on page S-10, the information included under the heading “Risk Factors” in the accompanying prospectus beginning on page 11, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, which is described under “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Company Overview

We are an innovative technology company operating the following four complementary business lines through our subsidiaries: (i) development and commercialization of retail “smart cart” solutions designed primarily for use in large grocery stores and supermarkets (“Cust2Mate Carts” or “Cust2Mate Products”); (ii) manufacture of precision metal parts; (iii) provision of maintenance services in Israel (“Maintenance Services”); and (iv) development of our Fuel Tank Inertia Capsule System (“FTICS”) technology and a vehicle device cover for the military and civilian automotive industry (collectively, “Automotive Products”).

In 2020, we began to rapidly develop smart carts for the retail industry, with the aim of becoming the leading mobile checkout system in the international market by providing the optimal solution for shoppers and supermarket retailers. We have since focused the majority of our strategic planning, investment, research, development and marketing efforts on our Cust2Mate Products, as management currently believes our operational capabilities are most effectively leveraged by growing market share in the smart cart industry.

During the first quarter of 2022, we completed the acquisition of 100% of the shares of Isramat, a privately held Israeli company. This acquisition vertically integrates certain manufacturing capabilities for the production of the Cust2Mate Products, such as precision metal fabrication of parts, while complementing existing contract manufacturing partnerships to support our growth.

The raw materials required by our subsidiaries are readily available from multiple suppliers worldwide and their purchase costs do not fluctuate more than standard raw materials.

Smart Cart Products and Services

Cust2Mate is a mobile self-checkout shopping cart solution that streamlines the retail shopping experience. With a user-friendly smart algorithm, touch screen and computer vision technology, our Cust2Mate smart cart scans, recognizes and adds to a displayed shopping list, each item placed in the cart, providing the shopper with real-time information regarding items in the cart and tabulating the total cost of purchase. Our in-cart solution also enables shoppers to use the cart as the point of sale by use of mobile payment applications, e-wallets and other financial services. Cust2Mate’s point of sale feature effectively increases overall efficiency of the shopping experience, by expanding payment options for shoppers and retailers alike, reducing the need for cashiers, and reducing checkout wait times, which ultimately leads to improved customer engagement and satisfaction.

We combine scanning, computer vision, security scales and other anti-fraud/theft technologies, with a large screen tablet capable of relaying real-time shopping information and value-added digital services. Our solution is stackable and lightweight, with a robust recognition platform that provides a higher level of accuracy in product identification, leveraging in-store Wi-Fi and cutting-edge software.

For retailers, Cust2Mate enables improved inventory management, increased efficiency, reduced labor costs, increased anti-fraud protection, reduced theft and real-time data analytics and insights regarding consumer behavior. Our solutions are designed to easily integrate with existing store systems.

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The Cust2Mate touch screen allows for the display of advertisements, promotions and other digital services which can bring added value to shoppers and additional revenue sources to retailers.

We have launched a modular version of the Cust2Mate smart cart, allowing local set-up with modular parts, making mass production and deployment of our smart carts faster and more efficient. With a detachable control unit, our new generation cart will employ the same technologies as our previous offerings, presently deployed in the Yochananof retail chain in Israel and in pilot programs throughout the world.

Our largest smart carts are available in 212 liter and 275 liter sizes, as customized at the discretion of retailers.

We also offer smaller, lighter smart carts, available in 180 liter and 75 liter sizes, with the same touch screen, detachable control panel and security features of our larger carts. Our smaller carts are ideal for urban groceries and supermarkets, drugstores and duty-free shops, where aisles space tends to be limited.

We leverage third-party partners for the manufacture of our Cust2Mate Products in the locations we serve.

Our Customers

M. Yochananof and Sons (1988) Ltd. (“Yochananof”), a large Israeli retailer, has been our largest Cust2Mate customer to date. Yochananof placed an initial order for an aggregate of 1,300 Cust2Mate smart carts which we are in the process of fulfilling. As of September 30, 2023, we have delivered all the smart carts in connection with Yochananof’s initial purchase order. On April 27, 2023, Yochananof delivered a non-binding letter of intent to purchase up to an additional 1,700 smart carts on terms and conditions to be agreed by definitive agreement. In addition, we have entered into a maintenance and support agreement with Yochananof. Our Maintenance Services division handles the maintenance and support services required for Cust2Mate Products deployed in Israel.

HaStok Concept Ltd., one of Israel’s leading home design and household essentials retail chain with approximately 40 stores across Israel, delivered a purchase order on April 20, 2023. The agreement marked a significant expansion for our smart cart solution into a new vertical outside of grocery retail. The Hastok purchase order was for up to 1,000 smart carts and is comprised of an upfront payment, a guaranteed monthly payment, and a revenue share agreement on added value solutions, such as advertising. On October 31, 2023, Hastok increased its order by an additional 1,000 smart carts, to a total of 2,000 smart carts.

On May 29, 2023, we signed an agreement with Morton Williams Supermarkets, a U.S. supermarket with locations throughout the New York City metropolitan area, for the order for up to 100 Cust2Mate smart carts. The Morton Williams order follows our successful pilot of Cust2Mate smart carts at the grocer’s West End Avenue store in Manhattan. The first batch of the smart carts were deployed in in the fourth quarter of 2024.

On June 13, 2023, we entered into a significant partnership with IR2S, which is intended to deploy 30,000 smart carts between 2023 and 2025 across renowned retail chains in France. With IR2S providing integration and other services, including Monoprix and the Casino Group (who operate over 700 and over 10,500 stores respectively), the logistics and service support for the smart carts will be efficiently carried out. IR2S, a leading integrator of advanced retail technologies (including integration and other services) to many prestigious clients in France, will play a pivotal role in managing the installation, support, and maintenance of the smart carts. IR2S is well-positioned to manage and integrate Cust2Mate’s smart cart solution, providing local hardware and software support to ensure a seamless customer experience. The definitive agreement with IR2S was signed in September 2023. The first purchase order to deliver 250 smart carts to Monoprix stores was received in October 2023, with anticipation for deployment at 20 select Monoprix locations. The first batch of smart carts was delivered to the Monoprix Monop Malakoff store near the Champs Elysées, Paris in August 2024. In addition, on August 6, 2024, and as part of the IR2S agreement, we started deploying our smart carts at a Paris (17th quarter) Franprix store, allowing customers to shop and pay using the smart carts. On September 27, 2024, we announced that we had received a follow-on order from Franprix franchise stores for its Cust2Mate Smart Carts at 10 additional Franprix stores, which smart carts are expected to be deployed by the end of the first quarter of 2025.

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On September 14, 2023, we entered into a definitive agreement with HEX 1011, a leading integrator of technological solutions for retail chains, intending to deploy 20,000 smart carts across Asia Pacific (APAC) from 2023 through 2025. HEX 1011 will ensure the efficient rollout and maintenance of the carts for elite retail chains in Thailand and Malaysia.

On September 19, 2024, we announced that we had entered into a framework agreement with Level 10, LLC, a leading retail IT service provider, for in-field installation, deployment, in-store and laboratory support, maintenance, help desk services and warranty fulfillment related to the company’s Cust2Mate smart cart solutions to be rolled out in the United States.

On September 10, 2024, we announced our strategic partnership with Nayax Ltd., a global commerce enablement payments and loyalty platform designed to help merchants scale their business, to pair Nayax’s convenient automated self-service retail mobile payment system with our innovative smart cart platform for smart retail stores. The smart carts with Nayax’s payment solution will initially be deployed in France. Further, on September 25, 2024, we announced that we had entered into a framework agreement with Nayax Capital, whereby Nayax Capital will enable financing for the sale or lease of Cust2Mate smart carts enabled with Nayax’s complete solution.

On September 27, 2024, we announced that we had received a follow-on order from the Franprix franchise stores in France for our Cust2mate Smart Carts at ten additional Franprix stores, to be deployed by end of the first quarter of 2025.

On October 10, 2024, we announced that we signed a framework agreement with Trixo (“Trixo”), a leading retail technology integrator providing technology and IT and other services in Mexico and Central America, for in-field installation, deployment, in-store and laboratory support, maintenance, help desk services and warranty fulfillment related to our Cust2Mate smart cart solutions to be rolled out in Mexico and Central America.

Our objective is to generate orders of several thousand Cust2Mate smart carts in 2025.

Our Markets

We aspire to be the global leading provider of smart carts and associated technology solutions, providing a superior customer experience and cutting-edge platform for digital value-added services, easing the pain points for all stakeholders in the retail industry.

The market for smart carts is large and diverse, and includes grocery stores, hardware stores, household essentials, “do it yourself (DIY)” retailers, discount stores, warehouse stores, convenience stores, drug stores, duty free shops and similar outlets.

We have designed the range of our Cust2Mate smart carts to accommodate the needs of a varied customer base: large carts for hypermarkets or large stores, medium carts for supermarkets or medium sized stores, and small carts for city stores, drug stores, duty free shops, etc. We are also able to customize our carts with a “look and feel” unique to each retailer as requested.

Business Model

We envision deriving several distinct revenue stream opportunities from big data, retail media, and third party applications:

●	Outright Purchase Model. The outright purchase of the smart carts by customers and payment of a monthly maintenance fee has been the business model to date. For example, the first 1,300 carts ordered by Yochananof were sold to it outright with revenue recognized upon delivery. We intend to move away from this model; however, it will remain available as some retailers prefer this option.

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●	Subscription Based Model. We intend to retain title to our smart carts and make them available to customers on a multiyear subscription basis, against payment of a one-time up-front payment and monthly fees to cover hardware and software maintenance, service and version updates. The length of the subscription period depends on many variables unique to each customer, including the design and customization required by the customer, and the size of the up-front payment. We intend to fund the manufacture of our smart carts at scale, against orders, through loans against receivables from such orders, whilst looking to lower per unit manufacturing costs and increase margin as unit sales increase. The subscription model would also enable us to charge additional fees for add-on features such as store navigation maps, shopping lists, etc. The subscription model should also facilitate the provision of the smart carts to customers and, as revenue would be recognized monthly, would allow for a sustained increase of revenue in conjunction with the increase in the installed base of the smart carts.

●	Digital Services. As our smart carts are fully integrated into the retailers’ systems, we envision them serving as a de-facto marketplace, which we refer to as a Smart Cart Marketplace, for all retail directed apps and digital services. Our Cust2Mate smart carts incorporate a large touch screen, and can present to the shopper additional information at the discretion of the retailer, such as details of the shopper’s purchases, ingredients of goods purchased, allergy information, shopping lists, in-store navigation for goods, and many more applications, while simultaneously facilitating the provision of real-time personalized and directed promotions, advertisements, e-coupons and other digital services by all stakeholders in the retail industry (such as the retailer, consumer product and other manufacturers and advertisers and any third party service provider that joins the Smart Cart Marketplace). As these promotions, advertisements, coupons, etc., are displayed to the shopper when the shopper is deciding what to buy (and not, for example, when the shopper is paying for products already purchased), we believe that digital services will be of considerable value to shoppers, retailers, manufacturers and other third parties. We intend to enter into revenue sharing agreements with stakeholders, allowing us, our customers and relevant third parties to all enjoy increased revenue streams, whilst simultaneously providing shoppers with significant added value. We believe that digital revenues from the Smart Cart Marketplace can become considerable. As the revenue to retailers from digital services increases, the net cost of our smart carts to retailers is expected to decrease.

●	AI Empowered Big Data Analytics. At present, in many instances the retailer has limited information regarding the actions and decisions of the shopper until the actual time of payment. The retailer may often not know when a shopper has entered the store, how much time a shopper has spent in the store, the route the shopper takes, or where a shopper spends most or as little time in the store, how decisions are actually made by the shopper, and similar customer behavioral information. We are developing software for our smart carts to generate a wealth of data on such shopping behavior which will be made accessible to the Company’s advanced AI service (under development) for insight generation, as well as raw data access to clients for use by with their own advanced data departments. The combination of the insights based on the domain knowledge the Company has accumulated from its product together with GenAI Large Language Models (LLMs) will serve stakeholders in the retail industry.

Competition and Competitive Strengths

There are a number of companies currently offering smart carts to the retail industry in one form or another. Our Cust2Mate Products, and some of other industry players, offer mobile self-checkout smart carts in which goods are scanned when placed in the smart cart. Other industry participants offer solutions based on “Scan and Go” or image recognition technologies. We believe we are one of the only smart carts providing a full end-to-end turnkey solution for all customers. Below is a brief summary of the various technologies:

●	“Scan and Go” comprises a scanner and screen, either on cart or connected to an app on the mobile phone. These solutions generally come without large screens and thus cannot efficiently provide information and digital services, without on cart anti-fraud protection and without on cart payment capabilities. Though inexpensive, the scan and go carts do not provide the full user experience and retailer added value offered by our Cust2Mate Products.

●	Image Recognition. Many companies are trying to offer smart carts which do not require the scanning of products but instead claim to utilize software which recognizes the products as they are being placed in the smart cart (“one to many”). We believe that there remain technological hurdles to adopting image recognition software both on a practical and conceptual level. On a practical level, every store contains at least several tens of thousands of SKUs which have to be accurately recognized every time in all configurations, from all angles and in different lighting backgrounds, within a very short time without charging the shopper for products not purchased, while charging the shopper for all products purchased. This is a significant technological challenge. On a conceptual level, we believe many types of products are not easily adapted to image recognition, such as clothing size, and meats and cheeses purchased over the counter.

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In addition, in an attempt to mitigate the increasing frustration of shoppers at the lengthening queues in the stores, many retailers have installed self-checkout (SCO) stations with the aim that these would lead to a quicker checkout and reduced labor cost. However, these SCO stations have not adequately solved such problems, as check-out queues have not disappeared, and the SCO stations have been accompanied by equipment issues, high up-front costs, consumer confusion, sub-optimal use of space and increased risk of theft.

We believe that our Cust2Mate Products have, and can further develop, the following competitive strengths:

●	our smart carts utilize existing technologies proven to work—there is no technological risk to overcome; barcode scanning is a tried and tested, easy to use technology which can easily be adapted for use in a smart cart;

●	our software, hardware and customer success teams have, among them, decades of experience in retail technology, supporting our efforts to design one stop shop smart cart solutions which answer the needs of the shopper, retailer and other stakeholders in the retail industry;

●	our smart carts have a proven track record with hundreds of smart carts deployed in multiple sites and markets, enabling us to provide the most comprehensive working solution, customer experience and digital platform;

●	our smart carts have multiple anti-fraud/theft capabilities which significantly reduce shrinkage from the carts without harming the shopping experience;

●	we have successfully completed an initial trial of a computer vision product recognition solution, capable of matching the product put into our smart cart with the product scanned (“one to one” as opposed to “one to many”);

●	we have a filed a patent application of an AI-driven anomaly detection module which employs deep learning algorithms to monitor and analyze shopper behavior in real-time (“the AI-Powered Shopping Cart Inventory Change Indicator System”), identifying patterns that may indicate theft or other irregular activities, which utilizes high-resolution cameras to capture detailed images of items placed into or removed from the shopping cart. The computer vision system processes these images to detect any changes, enabling the system to identify discrepancies and potential theft attempts, thereby significantly improving inventory accuracy and security.

●	we intend to continue the development of “one to one” computer vision software and the AI-Powered Shopping Cart Inventory Change Indicator System and incorporate the solutions in future Cust2Mate smart cart offerings. The solution will supplement the smart car’s other anti-theft and fraud protection components;

●	a barcode can provide additional information, over and above product identification; for example, by providing details of the expiry or best before date which could allow dynamic pricing based on proximity of such date;

●	our smart carts can provide the retail industry with new revenue streams and insights; and

●	our contemplated installed base subscription model allows for consistent revenue growth in a very large addressable market.

We continue to improve our smart carts. We have launched a lighter and easier to maneuver modular smart cart with a detachable control unit, allowing the cart, without its expensive components, to leave the store premises and to be retrofitted onto existing carts.

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Marketing and Sales

We are currently marketing directly to targeted customers and indirectly through local partners. In Israel, we sell our Cust2Mate Products directly to our retailer customers. Outside of Israel, our local partners are responsible for support, training, implementation and sales of our Cust2Mate Products, while we focus on product development and direct marketing with strategic customers.

We currently have local distribution and service partners in the United States, Thailand, Mexico, Central America, Australia, France and Romania. In the United States, we have a non-exclusive relationship with our distributor, who provides products and services to several thousands of stores nationally. On July 12, 2023, Cust2mate established a wholly owned subsidiary Cust2mate USA Inc. (“Cust2Mate USA”) as a strategic move to serve the thriving U.S. retail market more effectively. On September 19, 2024, we announced that we had entered into a framework agreement with Level 10, LLC, a leading retail IT service provider, for in-field installation, deployment, in-store and laboratory support, maintenance, help desk services and warranty fulfillment related to our Cust2Mate smart cart solutions to be rolled out in the United States.

Our distributors in France, Mexico, Central America, and Australia (each exclusive for certain chains) are leading suppliers and integrators of retail technologies throughout the country. In Romania, we have an exclusive distributor relationship with a leading recognized information technology provider to the retail industry in Romania. In Thailand, we have an exclusive distributor relationship with a leading supplier of software to the retail industry.

Our go-to-market strategy is built on the retail, grocery, and DIY markets, with a focus on supermarkets and hypermarket food chains within Tier 1 (thousands of stores) and Tier 2 (hundreds of stores). We will manage targeted customers for Cust2Mate Products in selected regions directly, leveraging select local partners for sales and distribution. Our local partners will take full responsibility for support, training, implementation and sales, while we will focus on product development and direct contact with strategic customers.

On September 10, 2024 we announced a strategic partnership with Nayax Ltd., to pair Nayax’s convenient automated self-service retail mobile payment system with A2Z Cust2Mate’s innovative smart cart platform for smart retail stores. Nayax and A2Z Cust2Mate will collaborate to sell the Cust2Mate 3.0 smart cart system with integrated Nayax payment technology as a unified, end-to-end solution for retailers around the world. The first smart carts with Nayax’s payment solution have been deployed in France.

We presently contemplate that Cust2Mate would (directly or through subsidiaries which it would establish for each country), be the provider of the smart carts to the retailers and that Cust2Mate would enter into a revenue share or other commercial arrangement with its local distribution and service partners.

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Organizational Structure

The following chart lists our material subsidiaries as at the date of this prospectus supplement, their respective jurisdictions of incorporation, and our direct and indirect ownership interest in each of these subsidiaries:

A2Z Cust2Mate Solutions Corp. (British Columbia)
100%
1219054 B.V Ltd. (British Columbia)
100%
100%
Isramat Ltd. (Israel)
A2Z Advanced Solutions Ltd (Israel)
74.93%
100%
80%
Cust2Mate Ltd. (Israel)
A2Z Advanced Military Solutions Ltd. (Israel)
AAI Advanced Automotive Innovations Inc. (Ontario)
100%
Cust2Mate USA Inc. (USA)

Recent Events

On October 2, 2024, we issued in a registered direct offering 2,164,000 common shares at a purchase price of $1.875 per share, for gross proceeds of approximately $4 million. We paid $325,000 in cash and issued warrants to purchase 21,333 common shares as finders’ fees.

On October 8, 2024, we effected a 1-for-2.5 reverse share split (“Reverse Share Split”) of our common shares. The common shares continue to trade on Nasdaq under our existing trading symbol, “AZ,” and a new CUSIP number 002205102 has been assigned as a result of the Reverse Share Split.

October 15, 2024, we issued in a registered direct offering 642,858 common shares at a purchase price of $2.80 per share, for gross proceeds of $1.8 million. We paid $144,000 in cash and issued warrants to purchase 51,428 common shares as finders’ fees.

On October 24, we announced that it received formal notice from the Nasdaq Stock Market, LLC (the “Nasdaq Stock Market”) stating that we have regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). As previously disclosed, we received a written notice on April 24, 2024, notifying us that we had failed to meet the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Stock Market. To regain compliance with the Listing Rule, our common shares were required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive business days, which was achieved on October 21, 2024. The Nasdaq Stock Market has stated that this matter is now closed.

Effective October 22, 2024, we extended the expiration dates of 653,746 warrants by twelve months to Nov 6, 2025 (the “Warrant Extension”). These warrants were issued pursuant to private placements which closed on November 8, 2022. Each warrant entitles the holder thereof to acquire one common share at a price of $3.75 per common share, and all other terms of the warrants, including exercise price, remain the same.

S-7

On December 11, 2024, our subsidiaries A2Z Advanced Solutions Ltd. (the “Buyer”) and Cust2mate Ltd. (“CL”) entered into a Loan Repayment and Option Grant Agreement (“Loan and Option Agreement”) with Smart Cart Ltd. (“Smart Cart”) and Oren Orlitsky (“Orlitsky” and, together with Smart Cart, the “Sellers”), pursuant to which CL agreed to pay back to the Sellers their loan to CL in the amount of $363,714. The Sellers also granted the Buyer an option to purchase their combined 19.33% interest (on an as issued but not fully diluted basis) in CL (the “Transaction Shares”) for $2,000,000 (the “CL Option”). The Buyer can exercise the option in full until December 31, 2025. If such option is exercised, and CL enters into a fundamental transaction in the amount exceeding $10,500,000 by and including December 31, 2025, the Sellers shall receive that excess amount which they would have received had they held the Transaction Shares on December 31, 2024.

On December 16, 2024, we issued in a registered direct offering 1,947,000 common shares at a purchase price of $6.40 per share, for gross proceeds of $12.46 million. We paid $997,000 in cash and issued 146,940 common shares as finders’ fees.

We are currently in negotiations with potential strategic private equity investors for a proposed investment of up to approximately $15,000,000, at an expected price per share equal to or greater than the public offering price per share in this offering.  We hope to consummate this investment within 30 days of the closing of this offering.  No binding agreements relating to this proposed investment have been executed and there is no guarantee that we will be able to consummate this proposed investment within the time period or on the terms described, or at all.

Concurrent Registered Direct Offering

We are offering to sell directly to investors in a concurrent registered direct offering,          common shares at an offering price of $           per share, equal to the public offering price of this offering. The closing of the concurrent registered direct offering and the closing of this offering are not contingent upon each other. The underwriter will not receive any compensation for common shares sold in the concurrent registered direct offering.

Corporate Information

A2Z Cust2Mate Solutions Corp. was originally incorporated under the name “ECC Ventures 1 Corp” in the Province of British Columbia on January 15, 2018, under the Business Corporations Act (British Columbia). The name was changed to “A2Z Smart Technologies Corp” on July 20, 2020. Effective July 31, 2024, we changed our name from A2Z Smart Technologies Corp. to “A2Z Cust2Mate Solutions Corp.”

Our principal executive offices are located at 1600 – 609 Granville Street, Vancouver, British Columbia, V7Y 1C3 Canada, and the records and registered office are located at 2200 HSBC Building 885 West Georgia Street, British Columbia, V6C 3E8 Canada. Our telephone number is (647) 558-5564. Our corporate website address is www.cust2mate.com. The information contained in, or that can be accessed through our website is not incorporated by reference and is not a part of this prospectus supplement.

S-8

THE OFFERING

Common shares offered by us	common shares

Underwriter Warrants

Upon the closing of this offering, we have agreed to issue to the underwriter, or its designees, Underwriter Warrants to purchase up to             common shares, equal to an aggregate of 7.0% of the total number of common shares sold in this public offering. The Underwriter Warrants will be exercisable at a per share exercise price equal to 125% of the offering price of the shares sold in this offering, or $        . The Underwriter Warrants are exercisable commencing six months after closing of this offering, and will be exercisable for a period of five years from the date of issuance.

The Underwriter Warrants and the common shares issuable upon the exercise thereof are being registered on the registration statement of which this prospectus supplement is a part. See “Underwriting — Underwriter Warrants” on page S-17 of this prospectus supplement.

Public offering price	$ per common share

Concurrent registered direct offering	We are offering to sell directly to investors in a concurrent registered direct offering, common shares at an offering price of $ per share, equal to the public offering price of this offering. The closing of the concurrent registered direct offering and the closing of this offering are not contingent upon each other. See “Underwriting” for more information. The underwriter will not receive any compensation for common shares sold in the concurrent registered direct offering.

Common shares outstanding prior to this offering	29,590,297 common shares

Common shares to be outstanding immediately after this offering and the concurrent registered direct offering	common shares

Use of proceeds

We estimate that our net proceeds from this offering will be approximately $        after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, if any, for continued development and expansion of existing business, including fulfilment of contracted smart cart backlog orders and acceleration of the onboarding process for new clients, and for working capital purposes. We may also use $2.0 million of the net proceeds from this offering to exercise the CL Option. See “Use of Proceeds.”

Risk factors	An investment in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-10 for a discussion of some of the factors you should carefully consider before deciding to invest in our common shares.

Nasdaq Capital Market symbol for the common shares	“AZ”

The number of common shares to be outstanding immediately after this offering and the concurrent registered direct offering is based on 22,732,495 common shares outstanding as of September 30, 2024, and the issuance of 5,088,146 shares issued subsequent to September 30, 2024, and excludes, as of that date, the following:

●	1,841,337 common shares issuable upon the exercise of outstanding stock options under our Stock Option Plan, at a weighted-average exercise price of $3.80 per share;

●	556,000 common shares issuable upon the vesting of restricted stock units under our 2023 Restricted and our RSU Plan;

●	an aggregate of 1,702,371 common shares reserved for future issuance under our Stock Option Plan and RSU Plan; and

●	6,237,296 common shares issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $4.90 per share.

Unless otherwise indicated, all information in this prospectus supplement reflects and assumes no exercise of our outstanding warrants or stock options, including no exercise of the Underwriter Warrants, and assumes no issuance of up to 150,000 restricted common shares issuable as finders’ fees pursuant to the concurrent registered direct offering (“Finder’s Shares”).

S-9

RISK FACTORS

An investment in the securities offered hereby involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference herein. See “Where You Can Find More Information” and “Incorporation of Information by Reference.” Our business, prospects, financial condition, results of operations and cash flows could be materially and adversely impacted as a result of these risks. In that case, the trading price of the common shares could decline and investors could lose all or part of their investment in the securities. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the below described risks or other unforeseen risks. Additional risks and uncertainties not currently known to us, or that are currently deemed immaterial, may also materially and adversely affect our business prospects, financial condition, results of operations and/or cash flows.

Risks Related to the Company

Our current dependency on external funding for its operations raises a substantial doubt about our ability to continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

Our condensed consolidated financial statements have been prepared assuming that we will continue as a going concern. We have incurred recurring losses and negative cash flows from operating activities since inception, such that as of September 30, 2024, we had accumulated losses of $89 million and a net loss in the amount of $7.1 million for the nine months ended September 30, 2024. As of the date of this prospectus supplement, hawse have not yet commenced generating sufficient revenues to fund its operations, and therefore depends on fundraising from new and existing investors to finance our activities. There can be no assurance that we will ever become profitable or continue as a going concern.

We have incurred significant losses and there can be no assurance when, or if, we will achieve or maintain profitability.

We realized a net loss of approximately $7.1 million for the nine months ended September 30, 2024, approximately $17.8 million for the year ended December 31, 2023, $19.3 million for the year ended December 31, 2022, and $39.8 million for the year ended December 31, 2021. We have an accumulated deficit of $89 million as of September 30, 2024, and $83.5 million as of December 31, 2023. Because of the numerous risks and uncertainties associated with the provision of our maintenance services and sale and development of our products, we are unable to predict the extent of any future losses or when we will become profitable, if at all. Expected future operating losses will have an adverse effect on our cash resources, shareholders’ equity and working capital. Our failure to become and remain profitable could depress the value of the common shares and impair our ability to raise capital, expand our business, maintain our development efforts, or continue our operations. A decline in our value could also cause a holder of common shares to lose all or part of such holder’s investment in the Company.

The loss of major customers may have a material adverse effect on our operating results.

Historically, one customer has been responsible for a significant portion of our smart-cart revenues. During the nine months ended September 30, 2024, and the years ended December 31, 2023, 2022 and 2021, this customer constituted 5%, 54%, 40% and 0% of the total revenues, respectively. The percentage of our sales to our major customers may fluctuate from period to period, and our principal customers may also vary from year to year. A significant reduction in sales to any of the major customers, or the loss of a major customer, could have a material adverse effect on the results of operations and financial condition.

Our principal offices and a significant number of customers are located in Israel and, therefore, the business, financial condition and results of operation may be adversely affected by political, economic and military instability in Israel and in the Middle East.

Our operational offices and a significant number of customers are located in Israel. In addition, a majority of our employees, officers and directors are residents of Israel. Accordingly, political, economic and military conditions in the Middle East may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations.

S-10

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on the Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in thousands of deaths and injuries, and kidnapping of civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and commenced a military campaign against Hamas and these terrorist organizations in parallel continued rocket and terror attacks. As a result of the events of October 7, 2023 whereby Hamas terrorists invaded southern Israel and launched thousands of rockets in a widespread terrorist attack on Israel, the Israeli government declared that the country was at war and the Israeli military began to call-up reservists for active duty. To date, none of our management nor a significant number of employees have been called up for active duty; however military service call ups that result in absences of personnel from us for an extended period of time may materially and adversely affect our business, prospects, financial condition and results of operations.

Since the war broke out on October 7, 2023, we are continuing with our operations in Israel and globally. However, even though a ceasefire was brokered with Hamas in January 2025, the intensity and duration of Israel’s current war against Hamas is difficult to predict, as are such war’s economic implications on our business and operations and on Israel’s economy in general. If the war extends for a long period of time or expands to other fronts, such as Lebanon, Syria and the West Bank, our operations may be adversely affected.

In addition, since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and southern border (with the Houthi movement in Yemen). In October 2024, Israel began limited ground operations against Hezbollah in Lebanon, and in November 2024, a ceasefire was brokered between Israel and Hezbollah. In addition, Iran recently launched direct attacks on Israel involving hundreds of drones and missiles, has threatened to continue to attack Israel and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthi movement in Yemen and various rebel militia groups in Syria and Iraq. These situations may potentially escalate in the future to more violent events which may affect Israel and us. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business may decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations.

Our commercial insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business, financial condition and results of operations. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Finally, political conditions within Israel may affect our operations. Israel has held five general elections between 2019 and 2022, and prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. To date, these initiatives have been substantially put on hold. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and growth prospects.

S-11

There can be no assurance that we will continue to be able to comply with the continued listing standards of Nasdaq.

Although our common shares are currently listed on Nasdaq, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. If we are unable to maintain listing on Nasdaq or if a liquid market for our common shares does not develop or is sustained, our common shares may remain thinly traded.

On April 24, 2024, we received a letter from the Nasdaq Stock Market indicating that, based upon our market value of listed securities (“MVLS”) for the 30 consecutive business days from March 12, 2024, to April 23, 2024, we did not meet the minimum MVLS of $35,000,000 required for continued listing on the Nasdaq Stock Market pursuant to Nasdaq Listing Rule 5550(b)(2). On August 1, 2024, we received a formal notice from the Nasdaq Stock Market informing us that we have regained compliance with the MVLS requirement under Nasdaq Listing Rule 5550(b)(2) for continued listing on the Nasdaq Stock Market.

In addition, also on April 24, 2024, we received a letter from the Nasdaq Stock Market notifying us that, for the last 30 consecutive business days, the closing bid price for our common shares have been below the minimum $1.00 per share required for continued listing on the Nasdaq Stock Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were given 180 calendar days, or until October 21, 2024, to regain compliance with the Minimum Bid Price Requirement. Even though we implemented the Reverse Share Split and have regained compliance with this rule prior to October 21, 2024, there is no guarantee that we will be able to remain in compliance with the Minimum Bid Price Requirement.

If the Nasdaq Stock Market determines to delist our common shares from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

●	the liquidity of our common shares;
●	the market price of our common shares;
●	our ability to obtain financing for the continuation of our operations;
●	the number of investors that will consider investing in our common shares;
●	the number of market makers in our common shares;
●	the availability of information concerning the trading prices and volume of our common shares; and
●	the number of broker-dealers willing to execute trades in our common shares.

Further, if we were to be delisted from Nasdaq and we are unable to obtain listing on another national securities exchange, our common shares would cease to be recognized as covered securities and we would be subject to regulation in each state in which we offer our securities. Moreover, there is no assurance that any actions that we take to maintain our compliance with the minimum bid price requirement would stabilize the market price or improve the liquidity of our common shares, prevent our common shares from falling below the minimum bid price required for continued listing again, or prevent future non-compliance with Nasdaq’s listing requirements.

S-12

Risks Related to This Offering

New investors in our common shares will experience immediate and substantial dilution after this offering and the concurrent registered direct offering.

Since the offering price for our common shares in this offering and the concurrent registered direct offering is substantially higher than the net tangible book value per share of common shares outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value of the common shares you purchase in this offering. Based on the public offering price of $        per common share and our pro forma net tangible book value as of September 30, 2024, if you purchase common shares in this offering, you will suffer immediate dilution of $       per common share with respect to the net tangible book value of the common shares. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering.

An investment in the common shares offered hereby is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the common shares offered hereby is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

We have broad discretion in the use of the net proceeds we receive from this offering and the concurrent registered direct offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering and the concurrent registered direct offering, including for the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering and the concurrent registered direct offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common shares to decline. Pending their use, we may invest our net proceeds from this offering and the concurrent registered direct offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders.

Potential volatility of the price of our common shares.

The market price for our common shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control, including the following: (i) actual or anticipated fluctuations in our quarterly results of operations; (ii) recommendations by securities research analysts; (iii) changes in the economic performance or market valuations of other issuers that investors deem comparable to us; (iv) addition or departure of our executive officers and other key personnel; (v) expiration of transfer restrictions on outstanding common shares; (vi) sales or perceived sales of additional common shares; (vii) significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors; (viii) the announcement of new customers, partners or suppliers; (ix) terrorist attacks, natural disasters, regional and global conflicts, sanctions, laws and regulations that prohibit or limit operations in certain jurisdictions, public health crises or other such events impacting countries where we have operations and (x) news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industries or target markets.

Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of public entities and that have, in many cases, been unrelated to the operating performance, underlying asset values or prospects of such entities. Accordingly, the market price of the common shares may decline even if our operating results, underlying asset values or prospects have not changed. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, our operations and the trading price of the common shares may be materially adversely affected.

Additional offerings in the future may dilute then existing shareholders’ percentage ownership of our company.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share in this offering and the concurrent registered direct offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering and the concurrent registered direct offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common shares or securities convertible into common shares in future transactions may be higher or lower than the price per share in this offering and the concurrent registered direct offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of common shares under our stock incentive programs. In addition, the sale of shares in this offering , the concurrent registered direct offering and any future sales of a substantial number of common shares in the public market, or the perception that such sales may occur, could adversely affect the price of our common shares. We cannot predict the effect, if any, that market sales of those common shares or the availability of those shares for sale will have on the market price of our common shares.

S-13

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common shares in this offering will be approximately $         million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for continued development and expansion of existing business, including fulfilment of contracted smart cart backlog orders and acceleration of the onboarding process for new clients, and for working capital purposes. We may also use $2.0 million of the net proceeds from this offering to exercise the CL Option.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering and the concurrent registered direct offering. Accordingly, we will retain broad discretion over the use of such proceeds. There may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable. The actual amount that we spend in connection with each of the intended uses of proceeds may vary significantly from the amounts specified above, and will depend on a number of factors, including those listed under the heading “Risk Factors” in this prospectus supplement, the prospectus and the documents incorporated by reference herein and therein. If we do not invest or apply the proceeds of this offering and the concurrent registered direct offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

S-14

CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of September 30, 2024:

●	On an actual basis; and

●	On an as adjusted pro forma basis to give effect to (i) the sale of the common shares in this offering at a public offering price of $ per common share and the issuance of the Underwriter Warrants, and after deducting estimated offering expenses, (ii) the sale by us of 4,755,058 common shares for net proceeds of approximately $16.7 million in financings that closed subsequent to September 30, 2024, after deducting estimated offering expenses and (iii) the receipt of the estimated net proceeds of approximately $ million from the sale of our common shares in the concurrent registered direct offering, after deducting estimated offering expenses payable by us for the concurrent registered direct offering.

We can offer no assurance that the concurrent registered direct offering will close, and if it does not close, the amount of our net proceeds will be limited to the net proceeds from this offering. The pro forma as adjusted amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement.

	As of September 30, 2024
	Unaudited, Actual	Pro forma		Pro forma as Adjusted
	(U.S.$ in thousands)
Cash and cash equivalents	$3,366		$13,678
Total Current Liabilities	9,356		(3,060)
Shareholders’ Equity:
Share capital and additional paid in capital	65,033		16,738
Warrant Reserve	30,863
Accumulated other comprehensive income	(1,970)
Transactions with non-controlling interests	927
Accumulated deficit	$(89,074)	$
Non-controlling interest	(6,283)
Total shareholders’ equity (deficit)	(504)

The above discussion is based on 22,732,495 common shares outstanding as of September 30, 2024, the issuance of 5,088,146 shares issued subsequent to September 30, 2024, and excludes, as of that date, the following:

●	1,841,337 common shares issuable upon the exercise of outstanding stock options under our Stock Option Plan, at a weighted-average exercise price of $3.80 per share;

●	556,000 common shares issuable upon the vesting of restricted stock units under our 2023 Restricted and our RSU Plan;

●	an aggregate of 1,702,371 common shares reserved for future issuance under our Stock Option Plan and RSU Plan; and

●	6,237,296 common shares issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $4.90 per share.

Unless otherwise indicated, all information in this prospectus supplement reflects and assumes no exercise of our outstanding warrants or stock options, including no exercise of the Underwriter Warrants, and assumes no issuance of Finder’s Shares.

The financial statements incorporated by reference in this prospectus supplement were prepared assuming that we will continue as a going concern. We have incurred recurring losses and negative cash flows from operating activities since inception, such that as of September 30, 2024, we had accumulated losses of $89 million and a net loss in the amount of $ 7.1 million for the nine months ended September 30, 2024. As of the date of the issuance of this prospectus supplement, we have not yet commenced generating sufficient revenues to fund its operations, and therefore depend on fundraising from new and existing investors to finance our activities.

Considering the above, our dependency on external funding for its operations raises a substantial doubt about our ability to continue as a going concern. The condensed interim financial statements for the nine months ended September 30, 2024, do not include any adjustments that might result from the outcome of these uncertainties.

S-15

DILUTION

If you invest in our common shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per common share and pro forma as adjusted, net tangible book value per common share immediately after this offering and the concurrent registered direct offering.

Our net tangible book value is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common shares outstanding as of September 30, 2024. Our net tangible book value as of September 30, 2024, was negative $2.2 million, or negative $0.10 per common share. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common shares in this offering and the concurrent registered direct offering and the net tangible book value per share of our common shares immediately after this offering.

After giving effect to (i) the sale of the common shares in this offering at a public offering price of $ per common share (which assumes no exercise of the Underwriter Warrants), after deducting estimated offering expenses, (ii) the sale by us of 4,755,058 common shares  in registered direct offerings for net proceeds of approximately $16.7 million subsequent to September 30, 2024, and (iii) the receipt of the estimated net proceeds of approximately $ million from the sale of our common shares in the concurrent registered direct offering, after deducting estimated offering expenses payable by us for the concurrent registered direct offering. Our pro forma as adjusted net tangible book value as of September 30, 2024, would have been approximately $ million, or approximately $ per common share. This represents an immediate increase in net tangible book value of approximately $ per common share to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately $ per share to purchasers of our common shares in this offering, as illustrated by the following table:

Public offering price per common share offered			$
Net tangible book value per share as of September 30, 2024		$(0.10)
Pro forma net tangible book value per share as of September 30, 2024		0.52
Increase in net tangible book value per share attributable to this offering	$
Pro forma as adjusted net tangible book value per share as of September 30, 2024, after giving effect to this offering, certain other registered direct offerings and the concurrent registered direct offering			$
Dilution in as adjusted net tangible book value per share to investors participating in this offering			$

The above discussion is based on 22,732,495 common shares outstanding as of September 30, 2024, and the issuance of 5,088,146 shares issued subsequent to September 30, 2024, and excludes, as of that date, the following:

●	1,841,337 common shares issuable upon the exercise of outstanding stock options under our Stock Option Plan, at a weighted-average exercise price of $3.80 per share;

●	556,000 common shares issuable upon the vesting of restricted stock units under our RSU Plan;

●	an aggregate of 1,702,371 common shares reserved for future issuance under our Stock Option Plan and our RSU Plan; and

●	6,237,296 common shares issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $4.90 per share.

Unless otherwise indicated, all information in this prospectus supplement reflects and assumes no exercise of our outstanding warrants or stock options, including no exercise of the Underwriter Warrants, and assumes no issuance of Finder’s Shares.

To the extent that options and warrants outstanding as of September 30, 2024, have been or may be exercised or converted or we issue other securities, investors may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our shareholders.

S-16

UNDERWRITING

We have entered into an underwriting agreement with Titan Partners Group LLC, a division of American Capital Partners, LLC, or the underwriter, with respect to the common shares subject to this offering.

Subject to certain conditions, we have agreed to sell to the underwriter such common shares listed next to its name in the below table at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement.

UNDERWRITER	NUMBER OF COMMON SHARES
Titan Partners Group LLC, a division of American Capital Partners, LLC

The underwriting agreement provides that the obligation of the underwriter to purchase the common shares offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriter is obligated to purchase all of the common shares offered hereby. The underwriter is offering the common shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The closing of the concurrent registered direct offering is expected to occur concurrently with the closing of this offering. This offering is not contingent on the closing of the concurrent registered direct offering. The underwriter will not receive any compensation for common shares sold in the concurrent registered direct offering.

Discounts, Commissions and Expenses

The underwriter proposes to offer the common shares purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $           per common share. After this offering, the public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the common shares to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriting commissions and discounts will be 7.0% of the gross proceeds of this offering, or $           per common share, based on the public offering price per share set forth on the cover page of this prospectus supplement.

We have also agreed to reimburse the underwriter at closing for all reasonable and accountable out-of-pocket expenses incurred in connection with this offering, up to a maximum amount of $100,000. Additionally, we have agreed to pay a non-accountable expense allowance equal to 1.0% of the gross proceeds from the sale of the common shares in this offering before deducting the underwriting discount and commissions. We estimate that our total offering expenses for this offering, net of the underwriting discounts and commissions, will be approximately $          .

The underwriter will not be receiving any compensation from the sale of our securities in the concurrent registered direct offering.

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Underwriter Warrants

Upon the closing of this offering, we have agreed to issue to the underwriter, or its respective designees, warrants to purchase a number of common shares equal to an aggregate of 7.0% of the total number of common shares sold in this offering. The underwriter warrants will be exercisable at a per share exercise price equal to 125% of the offering price of the common shares sold in this offering, or $           per share. The underwriter warrants are exercisable commencing six (6) months after the date of this prospectus supplement, and will be exercisable for a period of five years from the date of issuance.

The underwriter warrants and the common shares underlying the underwriter warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. Neither the underwriter nor its permitted assignees under such rule, may sell, transfer, assign, pledge, or hypothecate the underwriter warrants or the securities underlying the underwriter warrants, nor will the underwriters engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the underwriter warrants or the underlying shares for a period of 180 days from the date of commencement of sales in this offering.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us:

	Price Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1) We have agreed to pay the underwriter a commission equal to 7.0% of the aggregate gross proceeds from the sale of the securities in this offering. Additionally, we have agreed to pay a non-accountable expense allowance equal to 1.0% of the gross proceeds from the sale of the securities in this offering, and to reimburse the underwriter for certain expenses in connection with this offering.

Discretionary Accounts

The underwriter does not intend to confirm sales of the common shares offered hereby to any accounts over which they have discretionary authority.

Indemnification

We have also agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed that, for a period of sixty (60) days after the date of this prospectus supplement, without the prior written consent of the underwriter, and subject to certain exceptions (including with respect to the concurrent registered direct offering, the issuance of the Finder’s Shares and the issuance of securities in a private placement or registered direct offering to strategic private equity investors at a price per share equal to or greater than the public offering price of this offering), neither we nor any of our subsidiaries shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any of our common shares or common share equivalents or file any registration statement or amendment or supplement thereto, other than this prospectus supplement.

In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, without the prior written consent of the underwriter, the foregoing persons may not offer, sell, contract to sell, lend, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition, whether by actual disposition or effective economic disposition due to cash settlement or otherwise, by such person or any affiliate or any person in privity with such person), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, for a period of sixty (60) days from the date of this prospectus supplement. These restrictions on future dispositions by our directors and executive officers are subject to certain exceptions for transfers of beneficially owned shares, including, but not limited to, transfers (i) as a bona fide gift or gifts, (ii) to any immediate family member or to any trust for the direct or indirect benefit of such person or the immediate family of the transferor; (iii) to any corporation, partnership, limited liability company, or other business entity, all of the equity holders of which consist of the transferor and/or the immediate family of the transferor; (iv) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (a) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the transferor or (b) in the form of a distribution to limited partners, limited liability company members or shareholders of the transferor; (v) if the undersigned is a trust, to the beneficiary of such trust; (vi) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the transferor; and (vii) by operation of law, such as pursuant to qualified domestic order or in connection with a divorce settlement. Furthermore, parties to the lock-up agreement may enter into any new plan established in compliance with Rule 10b5-1 under the Exchange Act, provided that (i) such plan may only be established if no public announcement or filing with the SEC, or other applicable regulatory authority, is made in connection with the establishment of such plan during the period covered by the lock-up agreement, except as required by applicable securities laws, and (ii) no sale of our common shares are made pursuant to such plan during the period covered by the lock-up agreement.

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Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s website or our website and any information contained in any other websites maintained by the underwriter or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter in its capacity as the underwriter, and should not be relied upon by investors.

Passive Market Making

In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in our common shares. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Nasdaq Capital Market Listing

Our common shares are listed on The Nasdaq Capital Market under the symbol “AZ.” The last reported sale price of our common shares on January 24, 2025 was $6.52 per share.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

● Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

● Syndicate covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market.

● Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of the common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Other Relationships

The underwriter is a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33--105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, the Prospectus Directive, as implemented in Member States of the European Economic Area (each, a Relevant Member State), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

● to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

● to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

● to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of us or any underwriter for any such offer; or

● in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

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France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monetaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorite des marches financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifies) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(1) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus supplement have not been approved or disapproved by the Israeli Securities Authority (the ISA) (the “ISA”) nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Society e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

● to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and

● in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

● made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

● in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

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Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta publica de valores mobiliarios) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Codigo dos Valores Mobiliarios). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissao do Mercado de Valores Mobiliarios) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Conduct Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering            common shares.

The common shares are registered under Section 12 of the Exchange Act and are traded on Nasdaq under the symbol “AZ”. None of our other securities are registered under Section 12 of the Exchange Act. The following description of our common shares and the Underwriter Warrants is a summary of the material terms of such securities. For more information, we refer you to our Articles of Association, a copy of which was filed as an exhibit to our Annual Report on Form 20-F for the year ended December 31, 2023.

Authorized Capital Stock

The Company is authorized to issue an unlimited number of common shares, no par value per share, and an unlimited number of preferred shares in one or more series (“Preferred Shares”). As of January 27, 2025, we had 29,590,297 common shares and no Preferred Shares issued and outstanding.

Common Shares

The holders of our common shares are entitled to one vote for each share held at any meeting of shareholders. The holders of our common shares are entitled to receive dividends as and when declared by our board of directors. Subject to the rights of the registered holders of the Preferred Shares, in the event of the liquidation, dissolution or winding-up or other distribution of the assets of the Company among its shareholders for the purpose of winding up the affairs of the Company, whether voluntary or involuntary, the registered holders of our common shares are entitled to share, pari passu, on a share for share basis, in the distribution of the remaining property or assets of the Company. There are no pre-emptive, redemption, purchase or conversion rights attaching to our common shares. There are no sinking fund provisions applicable to our common shares. The common shares offered in this offering, upon payment and delivery in accordance with the securities purchase agreements, will be fully paid and non-assessable.

Underwriter Warrants

The following summary of certain provisions of the Underwriter Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Underwriter Warrant, the form of which will be filed as an exhibit to the Form 6-K with the SEC. You should review the form of Underwriter Warrant for a complete description of the terms and conditions applicable to the Underwriter Warrants.

Upon the closing of this offering, we have agreed to issue to the underwriter, or its designees, Underwriter Warrants to purchase up to common shares equal to an aggregate of 7.0% of the total number of common shares sold in this public offering. The Underwriter Warrants will be exercisable at a per share exercise price equal to 125% of the offering price of the shares sold in this offering, or $          . The Underwriter Warrants are exercisable commencing six months after closing of this offering, and will be exercisable for a period of five years from the date of issuance. The Underwriter Warrants and the common shares issuable upon the exercise thereof are being registered on the registration statement of which this prospectus supplement is a part. See “Underwriting — Underwriter Warrants” on page S-17 of this prospectus supplement.

Trading Markets

Our common shares are listed on Nasdaq under the symbol “AZ”. Our common shares are also listed on the Frankfurt Stock Exchange (the “FSE”) under the symbol “A230”.

On February 20, 2024, we announced that we had applied and received approval for a voluntary delisting of the common shares from the TSX Venture Exchange (“TSXV”). Effective as at the close of trading on February 28, 2024, the common shares were no longer listed and posted for trading on the TSXV.

Transfer Agent and Registrar

Olympia Trust Company, located at PO Box 128, STN M, Calgary, AB T2P 2H6, Canada and Capital Transfer Agency, located at 390 Bay Street, Suite 920, Toronto, ON M5H 2Y2, Canada, are our transfer agents and registrar for our common shares. The telephone number of Olympia Trust Company at such address is 403-668-8340. The telephone number of Capital Transfer Agency at such address is 416-350-5007.

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LEGAL MATTERS

Sichenzia Ross Ference Carmel LLP has passed upon certain legal matters regarding the securities offered hereby under U.S. law and Daniel Bloch Barrister & Solicitor, has passed upon certain legal matters regarding the securities offered hereby under Canadian law. The underwriter is represented by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXPERTS

Our audited consolidated financial statements as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 incorporated by reference into this prospectus supplement have been so incorporated in reliance upon the report of Ziv Haft Certified Public Accountants (Isr.), as independent registered public accounting firm, given upon the authority of the said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompany prospectus does not contain all of the information contained in the registration statement that we filed. For further information regarding us and the securities covered by this prospectus supplement and the accompany prospectus, you may desire to review the full registration statement, including its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the registration statement and its exhibits. The SEC’s website address is http://www.sec.gov. We maintain a website at www.a2zas.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement and the accompany prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to that extent that such Form 6-K indicates that it is intended to be incorporated by reference herein) filed with the SEC pursuant to the Exchange Act prior to the termination of the offering. The documents we incorporate by reference are:

●	Our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 3, 2024;

●	Our Reports on Form 6-K furnished to the SEC on January 4, 2024, March 25, 2024, April 2, 2024, May 15, 2024; July 17, 2024, August 14, 2024, October 2, 2024, October 8, 2024, October 15, 2024, October 24, 2024, November 13, 2024, and December 16, 2024; and

●	The description of our common shares contained in Exhibit 2.2 to our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 3, 2024, including any subsequent amendment or any report filed for the purpose of updating such description.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

A2Z Cust2Mate Solutions Corp.

Attention: Bentsur Joseph

1600-609 Granville Street

Vancouver, British Columbia

V7Y 1C3 Canada

(647) 558-5564

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, or such earlier date, that is indicated in this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

S-24

PROSPECTUS

A2Z Smart Technologies Corp.

$200,000,000

Common Shares

Preferred Shares
Warrants
Rights
Units

A2Z Smart Technologies Corp. may offer, issue and sell, from time to time, in one or more offerings, the securities described in this prospectus. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities so listed. The total aggregate offering price for these securities will not exceed $200,000,000 (or the equivalent thereof in other currencies).

These securities may be offered or sold to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. We will provide the names of any such agents and underwriters used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement.

This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus, any post-effective amendment and the applicable prospectus supplement, as well as any documents we have incorporated into this prospectus by reference carefully before you invest. Where required by statute, regulation or policy, and where securities are offered in currencies other than United States dollars, appropriate disclosure of foreign exchange rates applicable to the securities will be included in the prospectus supplement describing the securities. This prospectus does not qualify in any of the provinces or territories of Canada the distribution of the securities to which it relates.

The aggregate market value of our outstanding common shares held by non-affiliates is $31,123,447 million based on 32,728,883 common shares outstanding as of April 6, 2023, of which 23,054,405 common shares are held by non-affiliates, at a price per common share of $1.35 based on the closing sale price of our common shares on the Nasdaq Capital Market on April 6, 2023. In addition, as of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Our principal executive offices in Canada are located at 1600-609 Granville Street, Vancouver, British Columbia V7Y 1C3 Canada, and our telephone number is (647) 558-5564. The common shares of A2Z Smart Technologies Corp. are listed on the Nasdaq Capital Market under the symbol “AZ.” On April 6, 2023, the closing price of our common shares on the Nasdaq Capital Market was $1.35 per share. Our common shares are also listed on the TSX Venture Exchange under the symbol “AZ”. On April 6, 2023, the closing price of our common shares on the TSX Venture Exchange was CAD$1.75 per share.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings. See the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our securities involves a high degree of risk. Before buying our securities, you should consider carefully the risks described under the caption “Risk Factors” beginning on page 11 of this prospectus and in the documents incorporated by reference in this prospectus and refer to the risk factors that may be included in a prospectus supplement and in our reports and other information that we file with the U.S. Securities and Exchange Commission.

Neither the U.S. Securities and Exchange Commission nor any state or Canadian securities commission or regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 21, 2023.

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About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read the information in this prospectus and the applicable prospectus supplement together with the additional information incorporated by reference herein as provided for under the heading “Incorporation of Certain Information by Reference.”

Owning securities may subject you to tax consequences in the United States and/or Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Our consolidated financial statements that are incorporated by reference into this prospectus have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, which we refer to as IFRS.

Unless the context otherwise indicates, the terms “us,” “we,” “our,” “A2Z” and the “Company” refer to A2Z Smart Technologies Corp. and our subsidiaries.

All trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to United States dollars. References to “$”, “US$” or “USD” are to United States dollars and references to “CAD$” are to Canadian dollars.

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Where You Can Find More Information

Statements included or incorporated by reference in this prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance an investor should refer to any such contracts, agreements or other documents incorporated by reference for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and in accordance therewith file and furnish reports and other information with the SEC. As a foreign private issuer, certain documents and other information that we file and furnish with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. In addition, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

An investor may read and download the documents we have filed with the SEC under our corporate profile at www.sec.gov. An investor may read and download any public document that we have filed with the Canadian securities regulatory authorities under our corporate profile on the SEDAR website at www.sedar.com. An investor may also access our public filings through our website at www.a2zas.com. Information contained on, or that can be accessed through our website, is not incorporated by reference in this prospectus.

This prospectus is a part of a registration statement on Form F-3. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

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Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information we have filed with the SEC into this prospectus. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus. The information that we incorporate by reference in this prospectus is deemed to be a part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

●	Our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 27, 2023;

●	Our Reports on Form 6-K furnished to the SEC on January 11, 2023, February 8, 2023, February 15, 2023, March 10, 2023, March 17, 2023 and April 10, 2023; and

●	The description of our common shares contained in Exhibit 2.2 to our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 27, 2023, including any subsequent amendment or any report filed for the purpose of updating such description.

In addition, this prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the U.S. Exchange Act prior to the termination of the offering made by this prospectus. We may also incorporate by reference into this prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and before the date of termination of this offering. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and you should review all information contained in this prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

A2Z Smart Technologies Corp.
Attention: Bentsur Joseph
1600-609 Granville Street

Vancouver, British Columbia

V7Y 1C3 Canada

(647) 558-5564

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Forward-Looking Statements

This prospectus, including the information incorporated by reference into this prospectus, contains forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and other similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. They appear in many places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, business prospects, growth, strategies, expectations regarding industry trends and the size and growth rates of addressable markets, our business plan and growth strategies, including plans for expansion to new markets and new products, and the industry in which we operate.

Risks which could affect future results and could cause results to differ materially from those expressed in the forward-looking statements contained in this prospectus, including the information incorporated by reference into this prospectus, include:

●	The Company has incurred significant losses and there can be no assurance when, or if, the Company will achieve or maintain profitability.
●	The Company expects that it will need to raise additional capital to meet the Company’s business requirements in the future, which is likely to be challenging, could be highly dilutive and may cause the market price of the common shares to decline.
●	The Company’s business is subject to risks arising from a widespread outbreak of an illness or any other communicable disease, or any other public health crisis, such as the COVID-19 pandemic, which has impacted and could continue to impact the business.
●	Failure to effectively develop and expand the Company’s sales and marketing capabilities could harm the ability to grow the business and achieve broader market acceptance of the Company’s products.
●	The Company expects the sales cycle to be long and unpredictable and require considerable time and expense before executing a customer agreement, which may make it difficult to project when, if at all, the Company will obtain new customers and when the Company will generate revenue from those customers.
●	If the Company is not able to enhance the brand and increase market awareness of the Company and products, then the business, results of operations and financial condition may be adversely affected.
●	If the Company does not develop enhancements to the technology and introduce new products that achieve market acceptance, the business, results of operations and financial condition could be adversely affected.
●	The technology markets in which the Company competes are both subject to rapid technological change and, to compete, the Company must continually enhance its products and services.
●	The Company’s growth depends, in part, on the success of the strategic relationships with third parties.
●	The Company’s future profitability depends, in part, on subcontractor and supplier performance and financial viability as well as component availability and pricing.
●	Information technology system failures or breaches of the Company’s network security could interrupt the operations and adversely affect the business.
●	Real or perceived errors, failures, or bugs in the technology could adversely affect the Company’s operating results and growth prospects.
●	The Company could be harmed by improper disclosure or loss of sensitive or confidential Company, employee, or customer data, including personal data.
●	A material breach in security relating to the Company’s information systems and regulation related to such breaches could adversely affect the Company.
●	The Company’s contracts may contain performance obligations that require innovative design capabilities, are technologically complex, require state-of-the-art manufacturing expertise or are dependent upon factors not wholly within the Company’s control. Failure to meet the contractual obligations could adversely affect the Company’s profitability, reputation and future prospects.
●	The Company’s insurance coverage, customer indemnifications or other liability protections may be unavailable or inadequate to cover all of the significant risks or the insurers may deny coverage of or be unable to pay for material losses the Company incurs, which could adversely affect the Company’s profitability and overall financial position.

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●	The Company may not be able to adequately protect its intellectual property, which, in turn, could harm the value of the brands and adversely affect the business.
●	The Company’s business operations and future development could be significantly disrupted if the Company loses key members of its management team.
●	The Company’s ability to meet the needs of its customers depends, in part, on the Company’s ability to maintain a qualified workforce.
●	If the Company is able to expand the operations, the Company may be unable to successfully manage its future growth.
●	The Company may become subject to various investigations, claims, disputes, enforcement actions, litigation, arbitration and other legal proceedings that could ultimately be resolved against the Company.
●	The Company’s reputation, the ability to do business and the Company’s financial position, results of operations and/or cash flows may be impacted by the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which the Company participates.
●	The Company’s principal offices and customers are located in Israel and, therefore, the business, financial condition and results of operation may be adversely affected by political, economic and military instability in Israel.
●	The Company’s operations may be disrupted as a result of the obligation of management or key personnel to perform military service.
●	It may be difficult to enforce a judgment of a Canadian court against the Company, certain of the Company’s officers and directors or the Israeli experts named in the prospectus are in Israel, to assert Canadian securities laws claims in Israel or to serve process on certain of the officers and directors and these experts.
●	The Company may become subject to claims for payment of compensation for assigned service inventions by the Company’s current or former employees, which could result in litigation and adversely affect the business.
●	A more active, liquid trading market for the common shares may not develop, and the price of the common shares may fluctuate significantly.
●	Concentration of ownership of the common shares may enable one shareholder or a small number of shareholders to significantly influence matters requiring shareholder approval.
●	Sales by the Company’s shareholders of a substantial number of the common shares in the public market could adversely affect the market price of the common shares.
●	The exercise of outstanding warrants and options will have a dilutive effect on the percentage ownership of the common shares by existing shareholders.
●	The common shares will be traded on more than one market and this may result in price variations.
●	The other factors discussed under “Item 3. Key Information – D. Risk Factors” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022 and other disclosure documents, which are available under the Company’s profile at www.sedar.com and www.sec.gov.

This list of factors should not be construed as exhaustive. The Company does not intend to and does not assume any obligations to update forward-looking statements, except as required by applicable law.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus and any applicable prospectus supplement carefully, including the sections of this prospectus entitled “Risk Factors”, “Forward-Looking Statements”, the section entitled “Risk Factors” in our Annual Report on Form 20-F for the most recent year incorporated by reference herein (together with any material changes thereto contained in subsequent filed reports on Form 6-K), our consolidated financial statements and the related notes incorporated by reference in this prospectus and all other information included or incorporated by reference in this prospectus.

Our Company

The Company was incorporated in British Columbia, Canada under the Business Corporations Act (British Columbia) (“BCBCA”), on January 15, 2018 under the name ECC Ventures 1 Corp. (“ECC1”). On July 20, 2020, the Company changed its name to “A2Z Smart Technologies Corp.” to better reflect the Company’s business plan.

The Company’s principal place of business and its registered and records office of the Company is located at 1600 - 609 Granville Street Vancouver, British Columbia, Canada V7Y 1C3; telephone +16475585564. The Company has appointed Cogency Global Inc., with an address at 122 East 42nd Street, 18th Floor, New York, NY 10168; telephone 1-800-221-0102, as its agent for service of process in the United States. The Company’s operational offices are located at Alon 2 Tower, 94 Yigal Alon St., Tel Aviv, Israel.

The Company is an innovative technology company specializing in the application of the Company’s existing military and civilisation technology for supermarket “smart carts” (the “Cust2Mate Carts”). The Company, through its subsidiaries, has four main business lines: (i) the development and commercialization of retail automation solutions, in particular for large grocery stores and supermarkets, including the Cust2Mate Carts (the “Cust2Mate Products”); (ii) manufacturing of precision metal parts (following the acquisition of a new subsidiary, Isramat, as outlined in further detail below); (iii) the provision of maintenance services utilizing the application of advanced engineering capabilities (the “Maintenance Services”); and (iv) the development of the Company’s FTICS technology and a vehicle device cover for the military and civilian automotive industry (collectively, the “Automotive Products”).

Historically, the Company’s revenues were principally generated from the maintenance services that are provided to the Israeli military/security market. The Company’s products, which have historically been sold to the Israeli military/security markets, include unmanned remote-controlled vehicles of various sizes and capabilities designed for intricate bomb disposal, counter terrorism, and firefighting, as well as energy storage power packs, all of which are fully commercialized for military use.

During 2020, the Company began to rapidly adapt its existing technology and know-how for the civilian markets, including the development of its Cust2Mate Products. This was in addition to the continuation of the Company’s existing sales to the Israeli military/security markets. The expansion into the civilian markets led to significantly increased expenditures which the Company was able to finance through a series of equity raises in 2021 and 2022. The Company has not, and does not intend to, export any military or defense related technology and accordingly, no approvals are required.

In 2022, and through 2023, the Company continues to focus its attention on its Cust2Mate Products division and aims to become the leading mobile self-checkout system in the international market, providing the optimum solution which simultaneously meets the needs of both shoppers and supermarket retailers. The Company will continue to sell its Maintenance Services in Israel only and has suspended the further development of its military products. The Maintenance Services division of the Company is self-sustaining financially. It provides a steady base for the Company’s operations and the Company intends to maintain this operation and expand it to cover the maintenance and support services required by the Cust2mate Products. To the extent that future research, development and marketing expenditures are concerned, the Company currently intends on investing the majority of its resources in the smart cart industry and towards the development of the Cust2Mate Products. The Company believes its current technological and operational capabilities are most effectively focused on growing the Company’s position in the smart cart industry.

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During the first quarter of 2022, the Company completed the acquisition of 100% of the shares of Isramat, a privately held Israeli company. This acquisition vertically integrates certain manufacturing capabilities for the production of the Cust2Mate Products, such as precision metal fabrication of parts, while complementing existing contract manufacturing partnerships to support the Company’s growth.

The raw materials required by the Company’s subsidiaries are readily available from multiple suppliers worldwide and their purchase costs do not fluctuate more than standard raw materials.

The following chart sets out all of the Company’s material subsidiaries as at the date hereof, their jurisdictions of incorporation and the Company’s direct and indirect voting interest in each of these subsidiaries:

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

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Risk Factors

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2022, as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Offer Statistics and Expected Timetable

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $200,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

Enforceability of Civil Liabilities

We are a company organized and existing under the Business Corporations Act (British Columbia). Substantially all of our assets are located outside the United States. In addition, several of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States; or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

Use of Proceeds

Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered securities may be used for general corporate purposes, which may include working capital, capital expenditures, sales and marketing, research and development expenditures and acquisitions of new technologies and investments.

Until the net proceeds have been used, we may invest the net proceeds in short-term, investment grade, interest bearing instruments.

The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

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Capitalization and Indebtedness

The applicable prospectus supplement will describe any material change, and the effect of such material change, on our share and loan capitalization that will result from the issuance of securities pursuant to such prospectus supplement.

Since December 31, 2022, there have been no changes in our consolidated share or debt capital, other than as follows:

●	On January 4, 2023, the Company granted 1,027,000 Restricted Share Units (“RSUs”) to directors, officers and advisers, of which 250,000 RSU’s are to executives and directors, pursuant to the Company’s RSU Plan and in acknowledgment of the Company’s management recent success and increased future workload. The RSUs vest at each recipient’s discretion and taking into account personal tax implications and convert into 1,027,000 shares. The Company also granted 816,500 stock options to s directors, officers and advisers at an exercise price of CAD$1.65. 800,000 options vest immediately, and the remainder in eight equal installments every 3 months with the first installment on April 4, 2023. The options are exercisable for a period of 10 years from the date of issue.

●	On March 13, 2023, the Company announced that it has closed, in escrow, the issuance of 1,783,561 units at a price per unit of US$1.46 (CAD$1.95), for gross proceeds of US$2,604,000. Each unit consists of one common share and one half of one common share purchase warrant. Escrow was released in late March 2023. An aggregate of 891,778 warrants were issued and when exercised in accordance with the terms of the warrant certificates, and upon payment of an exercise price of CAD$2.35 (US$1.75), will result in the issuance of an additional 891,778 common shares. A finder’s fee of $208 (CAD$290,000) was paid in respect of the closing, and 142,685 warrants were issued to the finder.

●	On March 27, 2023, the Company announced that it extended the expiration dates of outstanding warrants to purchase 221,100 common shares by three years to April 22, 2026 and extended the expiration dates of outstanding warrants to purchase 1,084,562 common shares by three years to May 6, 2026. All other terms of the warrants, including the $11.04 exercise price, remain unchanged.

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Description of the Securities We May Offer

This prospectus contains summary descriptions of the common shares, warrants, rights and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. We will also set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering. You should read the applicable prospectus supplement relating to the securities being offered pursuant to this prospectus and any other offering materials that we may provide.

Description of Share Capital

Our authorized share capital consists of an unlimited number of common shares, no par value. At April 7, 2023, we had 32,728,883 issued and outstanding common shares and an unlimited number of preferred shares, of which none are outstanding.

The following description of our share capital and provisions of our articles are summaries of material terms and provisions and are qualified by reference to our articles, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Common Shares

The holders of our common shares are entitled to one vote for each share held at any meeting of shareholders. The holders of our common shares are entitled to receive dividends as and when declared by our board of directors. Subject to the rights of the registered holders of the preferred shares, in the event of the liquidation, dissolution or winding-up or other distribution of the assets of the Company among its shareholders for the purpose of winding up the affairs of the Company, whether voluntary or involuntary, the registered holders of the Company’s common shares are entitled to share, pari passu, on a share for share basis, in the distribution of the remaining property or assets of the Company. There are no pre-emptive, redemption, purchase or conversion rights attaching to our common shares. There are no sinking fund provisions applicable to our common shares. The common shares offered in this offering, upon payment and delivery in accordance with the underwriting agreement, will be fully paid and non-assessable.

Listing

Our common shares are listed on Nasdaq Capital Market under the symbol “AZ.” Our common shares are also listed on the TSX Venture Exchange under the symbol “AZ” and on the Frankfurt Stock Exchange (the “FSE”) under the symbol “A23”.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Capital Transfer Agency, ULC, located at 390 Bay Street West, Suite 920, Toronto, ON M5H 2Y2, Canada. The telephone number of Capital Transfer Agency, ULC at such address is 416-350-5007.

Description of Common Shares to be Issued

Subject to receipt of all applicable regulatory approvals, we may issue, separately or together with, or upon conversion, exercise or exchange of other securities, common shares from time to time, as set forth in the applicable prospectus supplement. Holders of common shares are entitled to receive notice of, to attend and to vote at any meetings of our shareholders, other than any meeting of holders of another class of our shares that are entitled to vote separately as a class at such meeting.

Subject to the rights of the holders of preferred shares, if any are authorized and outstanding, the holders of common shares are entitled to receive dividends when declared by the directors out of funds or assets properly available for the payment of dividends, in such amount and in such form as the directors may from time to time determine, provided however that such dividends shall not be paid if doing so would reduce the value of our net assets to less than the total redemption amount of all issued preferred shares (if any).

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In the event of our dissolution, liquidation or winding-up and subject to the prior rights of the holders of the preferred shares, holders of common shares will be entitled to share equally in our remaining property and assets, if any, subject to the right of the holders of preferred shares, as a class, to receive, before any distribution of any part of our assets among the holders of common shares, the redemption amount in respect of such preferred shares, being that amount as determined by our directors at the time of the issuance of such preferred shares.

Description of Preferred Shares to be Issued

The preferred shares may be issued at any time, or from time to time, in one or more series. Before any preferred shares of a particular series are issued, our board of directors shall, by resolution, fix the number of preferred shares that will form such series and shall, by resolution, fix the designation, rights, privileges, restrictions and conditions to be attached to the preferred shares of such series. The preferred shares of each series shall rank on a parity with the preferred shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders, for the purpose of winding-up of its affairs.

The preferred shares shall be entitled to preference over the common shares and any other shares of the Company ranking junior to the preferred shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs. The preferred shares may also be given such other preferences over the common shares and any other shares of the Company ranking junior to the preferred shares as may be fixed by our board of directors as to the respective series authorized to be issued.

As of the date hereof, the Company has no preferred shares issued and outstanding.

Description of Warrants to be Issued

Subject to receipt of all applicable regulatory approvals, we may issue warrants independently in one or more series to purchase common shares or preferred shares, or in any combination of those securities, as set forth in the applicable prospectus supplement. In addition, warrants may be issued independently or together with the underlying securities, and may be attached to or separate from the underlying securities. We may issue series of warrants under a separate warrant agreement between us and a warrant agent. The following summary outlines some of the general terms and provisions of the warrants that we may issue from time to time. Specific terms of a series of warrants and any related warrant agreement will be stated in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the warrants and any related warrant agreement, which we will file with the SEC in connection with the issuance of that series of warrants. You should carefully consider the actual provisions of the warrants and any related warrant agreement.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased and the form of consideration that may be used to exercise the warrants;

●	the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

●	the maximum or minimum number of warrants which may be exercised at any time;

●	the terms of any mandatory or option call provisions;

●	whether the warrants are to be issued in registered or bearer form;

●	whether the warrants are extendible and the period or periods of such extendibility;

●	the identity of any warrant agent; and

●	other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Any material U.S. federal income tax consequences and other special considerations with respect to any warrants offered under this prospectus will also be described in the applicable prospectus supplement.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Description of Rights to be Issued

Subject to receipt of all applicable regulatory approvals, we may issue rights to our shareholders for the purchase of common shares or other securities, as set forth in the applicable prospectus supplement. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	the date of determining the shareholders entitled to the rights distribution;

●	the number of rights issued or to be issued to each shareholder;

●	the exercise price payable for each share of common shares or other securities upon the exercise of the rights;

●	the number and terms of the shares of common shares or other securities which may be purchased per each right;

●	the extent to which the rights are transferable;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

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●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by the Company in connection with the offering of such rights; and

●	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

Any material U.S. federal income tax consequences and other special considerations with respect to any rights offered under this prospectus will also be described in the applicable prospectus supplement.

Description of Units to be Issued

Subject to receipt of all applicable regulatory approvals, we may issue, separately or together with, or upon conversion, exercise or exchange of other securities, units comprised of one or more of the securities described in this prospectus in any combination, as set forth in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable unit agreement, including any definitions of terms used therein. Your rights will be defined by the terms of any applicable unit agreement, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular unit described in the applicable prospectus supplement or supplements.

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Plan of Distribution

We may sell the securities covered by this prospectus from time to time by one or more of the following methods, or any combination thereof, or through any other method permitted by law: to or through underwriters, brokers or dealers, with or without an underwriting syndicate, for them to offer and sell to the public; directly to one or more purchasers in negotiated purchases or in competitively bid transactions; through designated agents; directly to holders of warrants exercisable for our securities upon the exercise of warrants; or through a combination of any of these methods of sale. We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering, including the name or names of any underwriters, dealers or agents and the types and amounts of securities underwritten or purchased by each of them; the public offering price of the securities and the proceeds to us; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation; any discounts, commissions or concessions allowed or reallowed or paid to underwriters, agents or dealers; any securities exchange or market on which the securities may be listed; and any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions: at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise; at prices related to the prevailing market prices; or at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common shares, which are listed on the Nasdaq Capital Market. We may elect to list any securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. Only underwriters that we have named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If we use dealers in the sale of securities, we may sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents will be involved. The terms of these sales will be described in the applicable prospectus supplement. We will not make an offer of securities in any jurisdiction that does not permit such an offer. We may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

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Agents and underwriters may be entitled to indemnification by us against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange (if the securities are listed on an exchange) in the over-the-counter market or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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Articles of Association

Key Provisions of our Articles and the Business Corporations Act (British Columbia)

The following is a summary of certain key provisions of our articles and certain related sections of the Business Corporations Act (British Columbia) (the “BCBCA”). This is only a summary and is not intended to be exhaustive. For further information please refer to the full version of our articles attached as exhibits to our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 27, 2023.

Stated Objects or Purposes

Our articles do not contain stated objects or purposes and do not place any limitations on the business that we may carry on.

Directors

Power to vote on matters in which a director is materially interested. Under the BCBCA a director who has a material interest in a contract or transaction, whether made or proposed, that is material to us, must disclose such interest to us, subject to certain exceptions such as if the contract or transaction: (i) is an arrangement by way of security granted by us for money loaned to, or obligations undertaken by, the director for our benefit or for one of our affiliates’ benefit; (ii) relates to an indemnity or insurance permitted under the BCBCA; (iii) relates to the remuneration of the director in his or her capacity as director, officer, employee or agent of our company or of one of our affiliates; (iv) relates to a loan to our company while the director is the guarantor of some or all of the loan; or (v) is with a corporation that is affiliated with us while the director is also a director or senior officer of that corporation or an affiliate of that corporation. Directors will also be required to comply with certain other relevant provisions of the BCBCA regarding conflicts of interest.

Under our articles, a director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

Directors’ power to determine the remuneration of directors. The remuneration of our directors, if any, may be determined by our directors subject to our articles. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

Number of shares required to be owned by a director. Neither our articles nor the BCBCA provide that a director is required to hold any of our shares as a qualification for holding his or her office. To align the economic interests of directors with those of our shareholders, non-executive directors receive $1,150 CAD per month for their services.

Certain Amendments and Change of Control

In addition to any other voting right or power to which the holders of voting shares shall be entitled by law or regulation or other provisions of our articles from time to time in effect, but subject to the provisions of our articles, holders of voting shares shall be entitled to vote separately as a class, in addition to any other vote of our shareholders that may be required, in respect of any alteration, repeal or amendment of our articles which would adversely affect the rights or special rights of the holders of common shares or affect the holders of common shares differently, on a per share basis.

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Our articles do not contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves us.

Shareholder Meetings

Subject to applicable stock exchange requirements, we must hold a general meeting of our shareholders at least once every calendar year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting.

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution, and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in our Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless our Articles otherwise provide, at least the following number of days before the meeting: (1) if and for so long as the Company is a public company, 21 days; (2) otherwise, 10 days. Under the BCBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws are met. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting.

Subject to the special rights and restrictions attached to the shares of any class or series of shares and to Article 11.4 of our Articles, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting. If there is only one shareholder entitled to vote at a meeting of shareholders: (1) the quorum is one person who is, or who represents by proxy, that shareholder, and (2) that shareholder, present in person or by proxy, may constitute the meeting.

Shareholder Proposals

Under the BCBCA, qualified shareholders holding shares that constitute (i) at least one percent (1%) of our issued voting shares or (ii) have a fair market value in excess of CAD$2,000 may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one share of the company for at least two years before the date of signing the proposal.

Limitation on Rights to Own Securities

There are no limitations on rights to own or exercise voting rights on our securities by the BCBCA or our articles.

Limitation of Liability and Indemnification

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity (an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person or the company, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, our articles require us to indemnify our directors, former directors or alternate directors (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

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Expense of the Issuance and Distribution

The following table sets forth those expenses to be incurred by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$22,040
Printing and postage expenses		(1)
Legal fees and expenses		(1)
Trustee fees and expenses		(1)
Accounting fees and expenses		(1)
Miscellaneous expenses		(1)
Total		$(1)

(1)	These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Certain Income Tax Considerations

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. Prospective investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

Legal Matters

Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of the Company by Sichenzia Ross Ference LLP with respect to U.S. legal matters and by Bloch Legal with respect to Canadian legal matters. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

Experts

Our audited consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated by reference into this prospectus have been so incorporated in reliance upon the report of Ziv Haft Certified Public Accountants (Isr.), as independent registered public accounting firm, given upon the authority of the said firm as experts in accounting and auditing.

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Common Shares

Underwriter Warrants to Purchase up to               Common Shares

A2Z CUST2MATE SOLUTIONS CORP.

PROSPECTUS SUPPLEMENT

Sole Bookrunner

Titan Partners Group

a division of American Capital Partners

        , 2025